Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-71327) pertaining to the 1998 stock incentive plan, the Registration Statement (Form S-8 No. 333-92423) pertaining to the deferred compensation plan, the Registration Statement (Form S-8 No. 333-104497) pertaining to the employees’ stock ownership and retirement savings plan, the Registration Statement (Form S-8 No. 333-115735) pertaining to the 2003 stock incentive plan, the Registration Statement (Form S-8 No. 333-152022) pertaining to the 2008 stock incentive plan, the Registration Statement (Form S-3ASR No. 333-151780) pertaining to common stock and preferred share purchase rights and the Registration Statement (Form S-3ASR No. 333-155756) pertaining to the dividend reinvestment and stock purchase plan, of our reports dated February 11, 2009, with respect to the consolidated financial statements and schedule of OGE Energy Corp., and the effectiveness of internal control over financial reporting of OGE Energy Corp., included in the Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Ernst & Young LLP

Oklahoma City, Oklahoma

February 11, 2009